EXHIBIT 99.1







                       DIRECTORS AND EXECUTIVE OFFICERS OF
                          MERCANTILE BANCORPORATION INC.

                   The following table sets forth the name, business address, and principal occupation or employment for each director and each executive officer of MBI.

                   Unless otherwise indicated, each person listed below is a citizen of the United States, and the business address of each individual listed below is One Mercantile Center, St. Louis, Missouri 63101.

            DIRECTORS (INCLUDING DIRECTORS WHO ARE EXECUTIVE OFFICERS)

                                   PRESENT PRINCIPAL OCCUPATION OR
         NAME                      EMPLOYMENT; BUSINESS ADDRESS

         Harry M. Cornell, Jr.     Chairman and Chief Executive Officer
                                   of Leggett & Platt, Inc., manufacturer
                                   of components used primarily in the
                                   furniture and bedding industry

                                   Leggett & Platt, Inc.
                                   P.O. Box 757
                                   Carthage, Missouri 64836

         William A. Hall           Assistant to the Chairman, Hallmark
                                   Cards, Inc., manufacturer of greeting
                                   cards and related products

                                   Hallmark Cards, Inc.
                                   P.O. Box 419589
                                   Kansas City, Missouri 64141

         Thomas A. Hays            Retired Deputy Chairman of The May
                                   Department Stores Company, retail
                                   stores

         Thomas H. Jacobsen        Chairman of the Board, President and
                                   Chief Executive Officer of MBI

         Frank Lyon, Jr.           Retired Chairman of the Board of
                                   Mercantile Bank of Central Arkansas,
                                   Little Rock, Arkansas

                                   One Riverfront Place, Suite 400
                                   North Little Rock, Arkansas 72114



                                   PRESENT PRINCIPAL OCCUPATION OR
         NAME                      EMPLOYMENT; BUSINESS ADDRESS


         Edward A. Mueller         President and Chief Executive Officer
                                   of Southwestern Bell Telephone
                                   Company, communications industry
                                   company

                                   Southwestern Bell Telephone Company
                                   One Bell Center
                                   St. Louis, Missouri 63101

         Robert W. Murray          Formerly, Chairman of Mercantile Bank
                                   of Polk County, Des Moines, Iowa

                                   Mercantile Bank of Western Iowa
                                   604 Locust Street
                                   Des Moines, Iowa 50309

         Harvey Saligman           Managing Partner of Cynwyd
                                   Investments, real estate investment
                                   company

                                   Cynwyd Investments
                                   10 South Brentwood Boulevard
                                   St. Louis, Missouri 63105

         Craig D. Schnuck          Chairman and Chief Executive Officer,
                                   Schnuck Markets, Inc., retail
                                   supermarket chain

                                   Schnuck Markets, Inc.
                                   11420 Lackland Road
                                   St. Louis, Missouri 63146

         Robert L. Stark           Dean of the University of Kansas
                                   Regents Center, educational
                                   institution

                                   University of Kansas Regents Center
                                   P.O. Box 25936
                                   Overland Park, Kansas 66225

         Patrick T. Stokes         President of Anheuser-Busch, Inc.,
                                   brewer of beer and other malt
                                   beverages

                                   Anheuser-Busch, Inc.
                                   One Busch Place
                                   St. Louis, Missouri 63118



                                   PRESENT PRINCIPAL OCCUPATION OR
         NAME                      EMPLOYMENT; BUSINESS ADDRESS


         John A. Wright            President and Chief Executive Officer
                                   of Big River Minerals Corporation,
                                   natural resources investment firm

                                   Big River Minerals Corporation
                                   150 North Meramec Avenue
                                   St. Louis, Missouri 63105



                         EXECUTIVES WHO ARE NOT DIRECTORS

                                   All Positions and Offices
         Name                      Held with Mercantile

         W. Randolph Adams         Chairman and Chief Executive Officer
                                   of Mercantile Bank National
                                   Association and Mercantile Trust
                                   Company National Association

         John Q. Arnold            Senior Executive Vice President and
                                   Chief Financial Officer

         John H. Beirise           Group President, Emerging Markets

         Jon W. Bilstrom           General Counsel and Secretary

         Richard C. King           President and Chief Executive Officer,
                                   Mercantile Bank (Kansas)

         John W. McClure           Group President - Community Banking

         Jon P. Pierce             Executive Vice President -- Human
                                   Resources